                     [ HOME CHOICE LEASE OR OWN LETTERHEAD]




                                             Contact:    John T. Egeland
                                                         Chief Financial Officer
                                                         972-882-3126

                           HOME CHOICE HOLDINGS, INC.
                ANNOUNCES THIRD QUARTER AND NINE MONTHS RESULTS
                       ---------------------------------
                     REVENUES INCREASE 10% FOR THE QUARTER


MESQUITE, Texas (October 27, 1998) - Home Choice Holdings, Inc. (Nasdaq/NM:
HMCH) today announced results for the third quarter and nine months ended September 30, 1998.

     Revenues increased 10% to $65.0 million for the third quarter of 1998 from %59.3 million for the third quarter of 1997. Same store revenues increased 2% to $49.7 million from $48.5 million for the same quarter last year. Net income for the third quarter of 1998 was $757,000 (including pre-tax business combination costs and name change expenses totaling $418,000), or $0.04 per diluted share, compared with a net loss of $133,000, or $0.01 per diluted share, for the same quarter last year. For the quarter ending September 30, 1998, corporate expenses decreased 8% to $4.9 million compared with the quarter ended September 30, 1997. Further, compared with the quarter ended June 30, 1998, corporate expenses decreased 39%, or $3.2 million.

     For the nine months, revenues increased 16% to $196.0 million from $169.4 million for the same period in 1997. Same store revenues increased 5% to $153.4 million for the nine months ended September 30, 1998, from $146.5 million for the same period last year. Net loss for the nine months ended September 30, 1998, was $9.3 million (including pre-tax business combination costs and name change expenses totaling $12.2 million), or $0.55 per diluted share, compared with net income of $1.0 million, or $0.07 per diluted share, for the comparable period last year.


     George D. Johnson, Jr., chairman of Home Choice, said, "We have completed all activities related to the merger of RTO and Alrenco, including a restructuring of our corporate office, and the growth in revenues and reduced corporate expenses reflect a fully integrated organization. The restructuring that we effected in June generated a substantial reduction in corporate expenses.

                                     -MORE-

HMCH Reports Third Quarter Results
Page 2
October 27, 1998

     "We're pleased with the improved performance of our stores and the efficiencies that have been generated through the actions we have taken. Our focus remains on driving revenues, improving operating profit at the store level, and preparing for a smooth transition into the Rent Way organization. Combining Rent Way's experienced management team and operational processes with Home Choice's attractive store base should provide a significant opportunity to enhance shareholder value."



     On September 2, 1998, it was announced that Home Choice and Rent Way, Inc. (NYSE:RWY) signed a definitive agreement to merge and form the second largest rental purchase company in the U.S. with more than 860 stores in 32 states. As previously reported, under the terms of the agreement, Home Choice stockholders will receive .588 shares of Rent Way's common stock for each Home Choice share. The exchange ratio is fixed and is not subject to adjustment.



     Home Choice Holdings, Inc. now operates 459 rental-purchase stores in 26 states in the U.S. primarily under the name Home Choice Lease or Own. The Company offers high quality, brand name consumer merchandise under flexible, renewable rental-purchase agreements, also known as rent-to-own agreements. Products offered include consumer electronics, appliances, furniture, jewelry and home furnishing accessories.

     This release contains forward-looking statements which involve certain risks and uncertainties. The actual results of Home Choice Holdings, Inc. may differ significantly from the results and expectations discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic and business conditions, changes in the competitive environment within the rental-purchase industry, the ability of Home Choice and Rent-Way to merge operations, the ability to integrate and manage acquired businesses, and new rental-purchase stores.

                             - MORE -

HMCH Reports Third Quarter Results
Page 3
October 27, 1998

                           HOME CHOICE HOLDINGS, INC.
                              Financial Highlights
                                  (Unaudited)
                      (In thousands except per share data)

                                                      THREE MONTHS ENDED    NINE MONTHS ENDED
                                                        SEPTEMBER 30,         SEPTEMBER 30,
                                                      ------------------   --------------------
                                                       1998       1997       1998        1997
                                                      -------    -------   --------    --------
REVENUE
Rentals and fees....................................  $62,802    $57,467   $188,131    $164,160
Cash sales and other................................    2,158      1,808      7,903       5,267
                                                      -------    -------   --------    --------
          Total revenues............................   64,960     59,275    196,034     169,427
                                                      -------    -------   --------    --------
OPERATING EXPENSES
Direct store expenses:
  Depreciation and disposition of rental
     merchandise....................................   20,452     17,110     60,025      48,059
  Other.............................................   35,647     33,624    107,543      91,734
                                                      -------    -------   --------    --------
                                                       56,099     50,734    167,568     139,793
Corporate expenses..................................    4,871      5,300     18,580      16,086
Cost of business combinations.......................       25        362     11,140         864
Name change expenses                                      393         --      1,027          --
Amortization of intangibles.........................    1,523      2,451      5,120       8,108
Key executives signing bonuses......................       --        400         --         400
                                                      -------    -------   --------    --------
          Total operating expenses..................   62,911     59,247    203,435     165,251
                                                      -------    -------   --------    --------
          Operating income (loss)...................    2,049         28     (7,401)      4,176
Other income (expense):
  Interest expense..................................   (1,224)      (596)    (3,532)     (1,602)
  Interest income...................................       16        (66)       179         194
  Other non-operating income (expense), net.........       32        124       (343)         (6)
  Gain (loss) on sale of stores.....................      287        950       (174)        950
                                                      -------    -------   --------    --------
Income (loss) before income taxes...................    1,160        440    (11,271)      3,712
Income tax expense (benefit)........................      403        573     (1,998)      2,688
                                                      -------    -------   --------    --------
  Net income (loss).................................  $   757    $  (133)  $ (9,273)   $  1,024
                                                      =======    =======   ========    ========
Pro forma information:
  Pro forma income (loss)...........................                                   $  1,024
  Pro forma income tax benefit......................                                       (214)
                                                                                       --------
  Pro forma net income (loss).......................                                   $  1,238
                                                                                       ========
Pro forma net income and net loss per share:
  Basic.............................................  $  0.04    $ (0.01)  $  (0.55)   $   0.07
                                                      =======    =======   ========    ========
  Diluted...........................................  $  0.04    $ (0.01)  $  (0.55)   $   0.07
                                                      =======    =======   ========    ========
Weighted average shares outstanding:
  Basic.............................................   16,985     16,945     16,976      16,939
                                                      =======    =======   ========    ========
  Diluted...........................................   17,226     17,490                 17,381
                                                      =======    =======               ========